Exhibit No. 23
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-50703, 2-
71723, 2-94699, 33-26823, 33-57879, 33-57881, 33387275 and
333-50711) and in the Prospectus constituting part of the Registration Statement on Form S-3 (Nos. 33351423, 333-
79267 and 333-91635) of Westvaco Corporation of our report dated November 17, 1999 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.






PricewaterhouseCoopers LLP
New York, New York
December 16, 1999